INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of July 31, 2025, by and among Mill City Ventures III, Ltd., a Minnesota corporation (the "Company"), and Sui Foundation (the "Investor").

WHEREAS, the Company is party to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated July 27, 2025, with each purchaser identified on the signature pages thereto in connection with an offering of securities of the Company (the "Offering"); and

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to grant the Investor certain governance and information rights with respect to the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following terms used herein have the following meanings:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, by or before any governmental authority.

"Affiliate" means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

"Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

"Beneficially Own" or "Beneficially Owned" has the meaning ascribed to it in Section 13(d) of the Exchange Act.

"Board of Directors" means the board of directors of the Company.

"Claim" is defined in Section 4.10.

"Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

"Common Stock" means the common stock, par value $0.001 per share, of the Company.

"Company" is defined in the preamble to this Agreement.

"Company Organizational Documents" is defined in Section 2.3.

"Confidentiality Agreement" is defined in Section 3.4.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Exempted Person" is defined in Section 2.5.

"Foundation Observer" is defined in Section 2.1.1.

"Investor" is defined in the preamble to this Agreement.

"Minimum Condition" is defined in Section 2.1.1.

"MNPI" is defined in Section 3.4.

"Notices" is defined in Section 4.2.

"Permitted Transferees" means with respect to the Investor, (a) officers, directors, members, consultants or Affiliates, (b) relatives and trusts for estate planning purposes, (c) successors upon dissolution or liquidation.

"person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"Rules" is defined in Section 4.10.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Securities Purchase Agreement" is defined in the recitals to this Agreement.

2. BOARD OF DIRECTORS AND OFFICERS.

2.1. Investor Rights.

2.1.1. Following completion of the Offering and for so long as the relevant Minimum Condition (as defined below) is satisfied, the Investor shall have the right to appoint a board observer to the Board of Directors who shall have the right to attend meetings of the Board of Directors in a non-voting, advisory capacity (the "Foundation Observer"). For purposes of this Agreement, the "Minimum Condition" shall be deemed to be satisfied until the first such time that the Investor (together with its Affiliates) ceases to collectively Beneficially Own a number of shares of Common Stock equal to or greater than 10% of the total number of shares of Common Stock held by the Investor on the date hereof (as the same may be adjusted by share splits, reverse splits, share dividends, recapitalizations or other similar events, calculated on an "as-converted" and "as exercised" basis and without giving effect to any "blocker" provisions limiting the exercise or conversion of any securities held by any such person).

2.2. Board Meeting Expenses. The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by the Foundation Observer in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board of Directors, any board of directors or board of managers of each of the Company's subsidiaries and/or any of their respective committees, in each case in accordance with the Company's policies applicable to directors generally as in effect from time to time.

2.3. Indemnification. The Company shall provide the Foundation Observer with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company, and the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting the Foundation Observer as and to the extent consistent with applicable law, the certificate of incorporation and the bylaws (the "Company Organizational Documents") and any indemnification agreements with directors (whether such right is contained in the Company Organizational Documents or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

2.4. Corporate Opportunity. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Foundation Observer or any Exempted Person (as defined below), and to the extent permitted by applicable law, the Foundation Observer, the Investor and any investment funds affiliated with or managed by the Investor and their respective successors and Affiliates (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an "Exempted Person") shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Company (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Company operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company's business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy.

3. INFORMATION; ACCESS.

3.1. Quarterly Financial Statements. Concurrently with the distribution of the Company's quarterly financial statements to the audit committee of the Board of Directors for review, for so long as the Minimum Condition is satisfied, the Company shall deliver to the Investor an unaudited balance sheet of the Company as of the last day of each of the first three fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

3.2. Annual Financial Statements. Concurrently with the distribution of the Company's annual financial statements to the audit committee of the Board of Directors for review, for so long as the Minimum Condition is satisfied, the Company shall deliver to the Investor an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto.

3.3. Access. For so long as the Minimum Condition is satisfied, the Company shall, and shall cause its subsidiaries to, permit the Investor and its designated representatives (subject to any such representative having entered into a customary confidentiality agreement with, and in form and substance reasonably acceptable to, the Company), at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of its subsidiaries and to discuss the affairs, finances and condition of the Company or any of its subsidiaries with the officers of the Company or any of its subsidiaries; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information if and to the extent that it reasonably and in good faith believes that the disclosure of such information would adversely affect the attorney-client privilege between the Company and its counsel.

3.4. Confidentiality. The Company's obligations under this Section 3 are subject to the Investor entering into a customary confidentiality agreement with the Company, in form and substance reasonably satisfactory to the

Company (the "Confidentiality Agreement"). In addition, Investor acknowledges that certain of the Company's securities are registered with the Commission under the Exchange Act, and that certain of the Company's securities are publicly traded. Accordingly, without limiting the Investor's other obligations under the Confidentiality Agreement, the Investor agrees that so long as it possesses information about the Company or its subsidiaries that is "material non-public information" ("MNPI") for purposes of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, including Regulation FD, the Investor shall comply with the applicable securities laws governing use of MNPI.

4. MISCELLANEOUS.

4.1. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Investor hereunder may only be transferred or assigned to its Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the respective Permitted Transferees or the respective assignees of the Investor. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in this Section 4.1.

4.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Mill City Ventures III, Ltd.
1907 Wayzata Blvd #205
Wayzata, MN 55391
Attention: Douglas M. Polinsky
Email: dp@millcityventures3.com

To the Foundation Investor:

Sui Foundation
c/o Leeward Management Limited
Suite 3119, 9 Forum Lane, Camana Bay
P.O. Box 144, George Town
Grand Cayman KY1-9006
Cayman Islands
Attn: Legal
Email: legal@sui.io

4.3. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

4.4. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file or Docusign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" or Docusign signature page were an original thereof.

4.5. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

4.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

4.7. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

4.8. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

4.9. Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

4.10. Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the State of New York. Any claim, dispute, or controversy ("Claim") arising out of or relating to this Agreement or the relationships among the parties hereto shall be resolved by one arbitrator through binding arbitration conducted in accordance with the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the "Rules") as those Rules exist on the effective date of this Agreement, including Rules 16.1 and 16.2 of those Rules. The arbitrator's decision shall be final, binding, and non-appealable. Judgment upon the award may be entered and enforced in any court having jurisdiction. This clause is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act. Neither Party shall sue the other Party other than as provided herein or for enforcement of this clause or of the arbitrator's award; any such suit may be brought only in a Federal District Court or a New York state court. The arbitrator, and not any federal, state, or local court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, unconscionability, arbitrability, enforceability, or formation of this Agreement including any Claim that all or any part of the Agreement is void or voidable.

4.11. Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAVIER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT,

INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT OR DELICT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW, CIVIL LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A TRIAL BY JURY FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

MILL CITY VENTURES III, LTD.

By: Douglas M. Polinsky
Name: Douglas M. Polinsky
Title: Chief Executive Officer

THE SUI FOUNDATION

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

MILL CITY VENTURES III, LTD.

By: ______________________________
Name:
Title:

SUI FOUNDATION

Signed by:

By: ______________________________
11CD4878551A4BC...
Name: Glenn Kennedy
Title: Authorized Signatory